UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2011
Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	000-16503	98-0352587

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (44) (20) 7488-8111
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On April 18, 2011, Trinity Acquisition plc (“Trinity”), an indirect wholly owned subsidiary of Willis Group Holdings Public Limited Company (the “Company”), completed the redemption of the remaining $35,000,000 outstanding aggregate principal amount of 12.875% senior notes due 2016 (the “Notes”), in accordance with the indenture dated as of March 6, 2009 (as amended, the “Indenture”) among Trinity, as Issuer, The Bank of New York Mellon, as Trustee, the Company and the other guarantors party thereto (collectively, the “Guarantors”), at a price equal to 100% of the principal amount of the Notes, plus the applicable premium set forth in the Indenture and any unpaid interest to, but excluding, the redemption date. Following this redemption and the previously announced repurchase by Trinity of $465,000,000 aggregate principal amount of the Notes, there are no Notes outstanding under the Indenture.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2011	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
	By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

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